EXHIBIT 10.24

                          BUSINESS CONSULTING AGREEMENT


     Agreement made this 21st day of February, 2001 by and between Digi Link Technologies, Inc, having its principal office at 75 Lincoln Highway, Iselin, NJ 08830 (hereinafter "Client"), and John Kulina, Jr., having his office at 779 Partridge Drive, Bridgewater, NJ 08807 (hereinafter "Consultant").

     WHEREAS,   the  business  of  the   Consultant  is  to  advise  and  assist
corporations, and

     WHEREAS, the Client desires to retain the services of an administrator consultant.

         IT IS HEREBY agreed as follows:

     1. Retention: Client retains Consultant to advise and assist it.

     2. Term of Agreement: The term shall be for the term of one year.

     3. Compensation - The Consultant shall receive as a fee an option to purchase 200,000 shares of common stock at the purchase equal to the closing price of the shares on February 21, 2001.

     4. Non-Affiliation: Nothing herein shall be construed as creating a relationship of partners, joint ventures or other such or similar relationship between the parties hereto.

     5. Confidentiality: In the course of the performance of Consultant's duties, it is expected that Consultant will receive information that may be considered material inside information. Consultant will not disclose this information to others except as authorized by Client and necessary in order for Consultant to perform its duties and comply with such Federal, State and Municipal laws, rules and regulations or other regulatory body.

     6. Entire Understanding: This Agreement contains the entire understanding between the parties and may not be modified except in writing and signed by the parties hereto.

     7. Notices: All notices required under this Agreement shall be sent by registered or certified mail, return receipt requested, addressed as set forth herein or to such other address as the parties may have notice.

     8. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey and to which jurisdiction the parties hereto consent for the adjudication of all disputes.

     9. Signatures: Signatures transmitted by facsimile shall be legally binding.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                                 Digi Link Technologies, Inc.


By: /s/: John Kulina, Jr.                        By: /s/: Peter Jegou
-------------------------                        -------------------------------
         John Kulina, Jr.                                 Peter Jegou, President

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